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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated June 20, 1997, included in this Form 10-KSB, into the Company's previously filed Registration Statement on Form S-8 filed August 3, 1994.



                               ARTHUR ANDERSEN LLP


Oklahoma City, Oklahoma
    June 20, 1997



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